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                                                              Exhibit 23.3

                          [Eide Bailly LLP Letterhead]


Consent of Independent Auditor


We consent to the inclusion, in Form SB-2, of our audit of the financial statements of Great Plains Ethanol, LLC as of and for the period ended December 31, 2000, as part of its Registration Statement on Form SB-2, and to the reference to our firm therein.

/s/ Eide Bailly LLP


Eden Prairie, Minnesota
June 4, 2001